Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm included on the cover page and under the caption of “Independent Registered Public Accounting Firm” in the Statement of Additional Information and “Financial Highlights” in the Prospectuses in Post-Effective Amendment Number 160 to the Registration Statement (Form N-1A No. 33-65572).

We also consent to the incorporation by reference therein and use of our reports dated September 21, 2018 with respect to the financial statements and financial highlights of USAA Aggressive Growth Fund, USAA Capital Growth Fund, USAA Growth Fund, USAA Growth & Income Fund, USAA High Income Fund, USAA Income Fund, USAA Income Stock Fund, USAA Intermediate-Term Bond Fund, USAA Money Market Fund, USAA Science & Technology Fund, USAA Short-Term Bond Fund, USAA Small Cap Stock Fund, and the USAA Value Fund for the year ended July 31, 2018 included in the Annual Report (Form N-CSR) for 2018 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, Texas

November 27, 2018